UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 12, 2026

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.

(Exact name of registrant as specified in charter)

Maryland	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
505 Main Street, Suite 400, Hackensack, New Jersey		07601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FREVS	OTC Pink Limited Market
Preferred Stock Purchase Rights (1)

(1)	Registered pursuant to Section 12 (b) of the Act pursuant to a form 8-A filed by the registrant on August 3, 2023. Until the Distribution Date (as defined in the registrant’s Stockholder Rights Agreement dated July 31, 2023) the Preferred Stock Purchase Rights will be transferred with and only with the shares of the registrant’s Common Stock to which the Preferred Stock Purchase Rights are attached.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Management Agreement

On May 13, 2026, First Real Estate Investment Trust of New Jersey, Inc. (the “Company” or “FREIT”) entered into a Third Amendment to the Management Agreement dated November 1, 2001 between the Company and Hekemian & Company, Inc. (“Hekemian & Co.”), the external manager of the Company. The Third Amendment provides that upon the closing of any sale or other disposition of the Company’s entire direct or indirect interest in each property managed by Hekemian & Co, including sales or dispositions of a managed property in furtherance of the Plan of Voluntary Liquidation discussed in Item 8.01 below, the Management Agreement shall automatically terminate with respect to such property and the Company shall pay to Hekemian & Co. (a) any and all commissions and fees for management services and reimbursement required to be paid by the Company pursuant to the Management Agreement in respect of the applicable property up to the termination date, calculated on a pro rata basis plus (b) a termination fee in respect to such property equal to the product of (x) the Company’s direct or indirect percentage ownership interest in such property times (y) 2.5 times (z) one (1) year’s Base Management Fee in respect of such property. The Base Management Fee is computed by dividing the annual base management fee allocable to the applicable property paid by the Company to Hekemian & Co. over the immediately prior three (3) fiscal years prior to such termination by three (3).

Upon the closing of any sale or other disposition of the Company’s entire direct or indirect interest in a managed property, including sales or dispositions in furtherance of the Plan of Voluntary Liquidation discussed in Item 8.01 below, the Company is required to pay to Hekemian & Co. a fee equal to 1.65% of the sales price for the property. In the event a property is not wholly owned, directly or indirectly, by the Company, the sales fee payable to Hekemian & Co. shall only be payable in respect of the Company’s percentage ownership share of the applicable property.

Incentive Compensation Arrangement

To provide an incentive to Robert S. Hekemian, Jr., Chief Executive Officer, President and a director of the Trust, to facilitate the timely sale of the Trust’s properties, the Board of Directors has approved an incentive compensation arrangement that will entitle Mr. Hekemian to a $1,000,000 cash bonus if the Trust sells and/or enters into contracts to sell all of its real properties within 18 months after the approval of the Plan of Liquidation discussed in Item 8.01 below by the Trust’s stockholders and receives aggregate gross proceeds from such sales in excess of $319.9 million. To receive the bonus, the sale of all of the Trust’s properties must close.

Item 8.01 Other Events

Approval of Plan of Voluntary Liquidation

On May 12, 2026, the Board of Directors of the Company unanimously determined advisable and approved a Plan of Voluntary Liquidation (the “Plan of Voluntary Liquidation”). The Plan of Voluntary Liquidation provides for the Company’s complete liquidation and dissolution in accordance with Section 331, Section 336 and Section 346(a) of the Internal Revenue Code of 1986, as amended, and the Maryland General Corporation Law. Effectiveness of the Plan of Voluntary Liquidation is subject to approval by the affirmative vote of the holders of Common Stock entitled to cast a majority of all the votes entitled to be cast on the matter. FREIT currently anticipates that the Plan of Voluntary Liquidation will be submitted for stockholder approval at a special meeting of the stockholders, expected to occur in the Fall of 2026.

Upon the effectiveness of the Plan of Voluntary Liquidation and pursuant thereto, the Company is authorized to sell, convey, transfer and deliver or otherwise dispose of, or cause its subsidiaries to sell, convey, transfer and deliver or otherwise dispose, all of their remaining assets, without further approval of the stockholders. The Plan of Voluntary Liquidation further provides that upon a determination of the Board, the Company may transfer and assign any remaining assets of the Company and its subsidiaries to a liquidating trust (a “Liquidating Trust”), subject to the terms of the Plan of Voluntary Liquidation, and the Board may cause the Company to make the final distribution to the Company’s stockholders as a distribution in kind of beneficial interests in the Liquidating Trust, at such time as the Board deems appropriate or advantageous in its discretion.

The Plan of Voluntary Liquidation is attached hereto as Exhibit 2.1.

Forward-Looking Statements

This current report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise, and we may not be able to realize them. The following risks and uncertainties, among others, could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: the possibility that FREIT’s stockholders do not approve the Plan of Voluntary Liquidation; changes in the amount and timing of the total liquidating distributions, including as a result of unexpected levels of transaction costs, delayed or terminated closings, liquidation costs or unpaid or additional liabilities and obligations; the possibility of converting to a liquidating trust;; the occurrence of any event, change or other circumstances that could give rise to the termination of the Plan of Voluntary Liquidation; industry and economic conditions; the Company’s dependence upon its external manager to conduct its business and achieve its investment objectives; unknown liabilities acquired in connection with acquired properties or interests in real estate-related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of the Company’s properties, potential illiquidity of the Company’s remaining real estate investments, condemnations, and potential damage from natural disasters); the financial performance of the Company’s tenants; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect the Company and its major tenants; volatility and uncertainty in the financial markets, including potential fluctuations in the consumer price index; risks associated with the Company’s failure to maintain status as a REIT under the Internal Revenue Code of 1986, as amended; and other additional risks discussed in the Company’s annual report on Form 10-K for the fiscal year ended October 31, 2025 or and subsequent Quarterly Reports on Form 10-Q and other documents FREIT files from time to time with the SEC. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.

Additional Information and Where to Find It

This communication relates to the proposed plan of voluntary liquidation of FREIT, and may be deemed to be solicitation material. In connection with the Plan of Voluntary Liquidation, FREIT intends to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”). The Proxy Statement will be sent to all stockholders of FREIT. FREIT will also file other documents regarding the Plan of Voluntary Liquidation with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF FREIT ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PLAN OF VOLUNTARY LIQUIDATION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PLAN OF VOLUNTARY LIQUIDATION.

Investors and stockholders of FREIT may obtain copies of the Proxy Statement and other documents that are filed or will be filed by FREIT with the SEC, free of charge, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by FREIT with the SEC will also be available, free of charge, on FREIT’s website at https://freitnj.com/investor-relations/.

Participants in the Solicitation

FREIT, certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from FREIT’s stockholders in connection with the proposed Plan of Voluntary Liquidation. Information about FREITS directors and executive officers and their ownership of FREIT’s common stock is set forth in FREITs Annual Report on Form 10-K filed with the SEC on January 29, 2026. To the extent that holdings of FREIT’s securities have changed since the amounts reported in Annual Report on Form 8-K, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed Plan of Voluntary Liquidation may be obtained by reading the Proxy Statement regarding the proposed Plan of Voluntary Liquidation when it becomes available. You may obtain free copies of these documents using the sources indicated above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1 Plan of Voluntary Liquidation

99.1 Press release dated May 14, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.
(Registrant)

By:	/s/ Robert S. Hekemian, Jr.
Robert S. Hekemian, Jr.
President and Chief Executive Officer

Date: May 14, 2026